Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 033-60069 and 333-173217); and Forms S-8 (Nos. 333-114330, 333-129494, 333-129496, 333-144083, 333-145038, 333-147452, 333-150605, 333-164987, 333-164988 and 333-164989) of E. I. du Pont de Nemours and Company of our report dated February 5, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 5, 2014